Exhibit 10.4
THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Date of Issuance    Void after
December 11, 2023    December 11, 2024

INFINITE REALITY, INC.
WARRANT TO PURCHASE SHARES OF COMMON STOCK
THIS WARRANT is issued to Greenidge Generation Holdings, Inc., a Delaware corporation or its assigns (the “Holder”) by Infinite Reality, a Delaware corporation (the “Company”) on the terms and subject to the conditions hereinafter set forth (the “Warrant”).
1.Purchase of Common Stock.

(a)Issuable Common Stock. Subject to the terms and conditions set forth herein, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase common stock of the Company, par value $.001 (the “Common Stock”), in an amount as determined in Section 2.

(b)Exercise Price. The exercise price for the Common Stock shall be $5.35 per share (the “Exercise Price”). The Common Stock and the Exercise Price shall be subject to adjustment pursuant to Section 10 hereof.

2.Common Stock Exercisable Pursuant to Warrant. The Holder shall have the right to purchase up to 235,754 shares of Common Stock.

3.Exercise Period. This Warrant shall be exercisable, in whole but not in part, until the first (1st) anniversary of the Date of Issuance set forth above (the “Exercise Period”); provided, however, that this Warrant shall no longer be exercisable and become null and void (subject to the proviso in this sentence further below) upon the earliest of (a) the consummation of the Company’s sale of its Common Stock or other securities in the Company’s first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”) (other than a registration statement relating either to sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or a SEC Rule 145 transaction) (an “Initial Public Offering”); (b) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization, other than any such consolidation, merger or reorganization in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, continue to hold at least a majority of the voting power of the surviving entity in substantially the same proportions (or, if the surviving entity is a wholly owned subsidiary, its parent) immediately after such consolidation, merger or reorganization (a “Merger Transaction”); or (c) any transaction or series of related transactions to which the Company is a party in which in excess of 50% of the Company’s voting power is transferred to an unaffiliated third party (a “Deemed Liquidation Event”); provided further, however, in no event shall this Warrant be null and void unless and until the Company shall have provided Holder with no less than twenty (20) “business days” prior written notice of the consummation of the Initial Public Offering, Merger Transaction, or Deemed Liquidation Event, as the case may be. As used herein, a business day shall be any day when federally chartered commercial banks are open for business in New York City, other than Saturdays, Sundays and holidays.

4.Method of Exercise.

(a)While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:
(i)the surrender of the Warrant, together with a duly executed copy of the Notice of Exercise attached hereto, to the Secretary of the Company at its principal office (or at such other place as the Company shall notify the Holder in writing);

(ii)the payment to the Company of an amount equal to the aggregate Exercise Price for the number of shares of Common Stock being purchased.

(b)Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 4(a) above. At such time, the person or persons in whose name or names any certificate for the Common Stock shall be issuable upon such exercise as provided in Section 4(c) below shall be deemed to have become the holder or holders of record of the Common Stock represented by such certificate.

(c)As soon as practicable after the exercise of this Warrant in whole or in part, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct a certificate or certificates for the number of Common Stock to which such Holder shall be entitled; and in the event and to the extent this Warrant is exercised in part, the Company shall cause to be issued to Holder a replacement warrant (the “Replacement Warrant”) representing the unexercised portion of this Warrant for the then remaining Exercise Period, with all other terms of such replacement Warrant identical to this Warrant, mutatis mutandis. The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be and be deemed to be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.

5.Net Exercise. In lieu of exercising this Warrant for cash, the Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being exercised) by surrender of this Warrant at the principal office of the Company together with notice of such election (a “Net Exercise”). A Holder who Net Exercises shall have the rights described in Sections 4(b) and 4(c) hereof, and the Company shall issue to such Holder a number of Common Stock computed using the following formula:

X = (Y * (A - B)) / A

Where

X =    The number of shares of Common Stock to be issued to the Holder.

Y =    The number of shares Common Stock purchasable under this Warrant.

A =    The fair market value of one (1) share of Common Stock (at the date of such calculation).

B =    The Exercise Price (as adjusted to the date of such calculation).

For purposes of this Section 5, the fair market value of a Common Stock shall mean the average of the closing prices of the Common Stock quoted on any exchange or electronic securities market on which the Common Stock are listed, as published in The Wall Street Journal for the thirty (30) trading days immediately prior to the date of determination of fair market value (or such shorter period of time during which such Common Stock were traded on such exchange). In the event that this Warrant is exercised pursuant to this Section 5 in connection with the Initial Public Offering, the fair market value per share of Common Stock shall be equal to the per share offering price to the public of the Initial Public Offering. If the Common Stock is not traded on an exchange or an electronic securities market, the fair market value shall be the price per Common Share that the Company could obtain from a willing buyer for Common Stock sold by the Company from authorized but unissued Common Stock, as such prices shall be determined in good faith by the Company’s Board of Directors.

6.Automatic Exercise. If the Holder has not elected to exercise this Warrant prior to expiration of this Warrant pursuant to Section 3 or upon the end of the Exercise Period, then this Warrant shall automatically (without any act on the part of the Holder) be exercised pursuant to Section 5 effective immediately prior to the expiration of the Warrant to the extent such net issue exercise would result in the issuance of the Common Stock, unless Holder shall earlier provide written notice to the Company that the Holder desires that this Warrant expire unexercised. If this Warrant is automatically exercised, the Company shall notify the Holder of the automatic exercise as soon as reasonably practicable, and the Holder shall surrender the Warrant to the Company in accordance with the terms hereof.

7.Representations and Warranties of the Company; Covenants of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Holder that:
(a)Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

(b)Authorization. Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, all corporate action has been taken on the part of the Company, its officers, directors, and stockholders necessary for the authorization, execution and delivery of this Warrant. The Company has taken all corporate action required to make all the obligations of the Company reflected in the provisions of this Warrant the valid and enforceable obligations they purport to be. The issuance of this Warrant will not be subject to preemptive rights of any stockholders of the Company.

8.Representations and Warranties of the Holder. In connection with the transactions provided for herein, the Holder hereby represents and warrants to the Company that:
(a)Authorization. Holder represents that it has full power and authority to enter into this Warrant. This Warrant constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
(b)Purchase Entirely for Own Account. The Holder acknowledges that this Warrant is entered into by the Company in reliance upon such Holder’s representation to the

Company that the Warrant and the Common Stock (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in or otherwise distributing the same. By acknowledging this Warrant, the Holder further represents that the Holder does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

(c)Disclosure of Information. The Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

(d)Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, the Holder also represents it has not been organized solely for the purpose of acquiring the Securities.
(e)Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Act.

(f)Restricted Securities. The Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144, as presently in effect, as promulgated by the SEC under the Act (“Rule 144”), and understands the resale limitations imposed thereby and by the Act.
(g)Legends. It is understood that the Securities may bear the following legend: “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD,
OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

9.[Reserved]

10.Adjustment of Exercise Price and Number of Common Stock. The number of Common Stock purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a)Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock as a dividend, the number of Common Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price payable per share, but the aggregate Exercise Price payable for the total number of shares of Common Stock purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 10(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b)Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 10(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Common Stock by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price per Share payable hereunder, provided the aggregate Exercise Price shall remain the same.

(c)Notice of Certain Events. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

11.No Fractional Common Stock or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

12.No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Common Stock, including (without limitation) the right to vote such Common Stock, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and, except as otherwise provided in this Warrant, such Holder shall not be entitled to any stockholder notice or other communication concerning the business or affairs of the Company.

13.Transfer of Warrant. Subject to compliance with applicable federal and state securities laws and any other contractual restrictions between the Company and the Holder contained herein, this Warrant and all rights hereunder are transferable in whole by the Holder to any person or entity upon written notice to the Company. Within a reasonable time after the Company’s receipt of an executed Assignment Form in the form attached hereto, the transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the new holders one (1) or more appropriate new warrants.

14.Governing Law. This Warrant shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware.

15.Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

16.Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
17.Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.
18.Notices.

(a)All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 18).

(b)Prior to the expiration of this Warrant, in the event the Company shall authorize (1) the voluntary liquidation, dissolution or winding up of the Company; or (2) any transaction resulting in the expiration of this Warrant; the Company shall send to the Holder of this Warrant at least ten (10) days prior written notice of the expected effective date of any such other event specified in clause (1) or (2), as applicable. The notice provisions set forth in this section may be shortened or waived prospectively or retrospectively by the consent of the Holder of this Warrant.

19.Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with the issuance of this Warrant. The Holder agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Holder or any of its officers, stockholders, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Holder from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, stockholders, employees or representatives is responsible.

20.Amendments and Waivers. This Warrant may be amended, waived, or modified only by written consent of the Company and the Holder. The observance of any term of this Warrant may also be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

21.Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

22.No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant to be observed or performed by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment.

[Remainder of Page Intentionally Left blank]

IN WITNESS WHEREOF, the parties have executed this Warrant as of the date first written above.

INFINITE REALITY, INC.
a Delaware corporation

By: /s/ John Acunto
Name: John Acunto
Title: CEO

ACKNOWLEDGED AND AGREED: HOLDER
GREENIDGE GENERATION HOLDINGS, INC.

By: /s/ Jordan Kovler
Name: Jordan Kovler
Title: CEO

[Signature page to Infinite Reality Warrant]